Exhibit 99.1

LIGHTER THAN AIR SYSTEMS CORP.

Unaudited Financial Statements

For the Period Ended March 31, 2014

LIGHTER THAN AIR SYSTEMS CORP.
BALANCE SHEETS

	3/31/2014	12/31/2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$53,429	$109,826
Accounts receivable - trade	135,050	8,085
Inventory	65,122	75,311
Prepaid expenses	1,626	1,186

Total current assets	255,227	194,408

PROPERTY AND EQUIPMENT, at cost:	6,561	6,561
Less - accumulated depreciation and amortization	(4,833)	(4,563)

Net property and equipment	1,728	1,998

OTHER ASSETS:
Goodwill	807,824	807,824

Total other assets	807,824	807,824

TOTAL ASSETS	$1,064,779	$1,004,230

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Due to parent	$206,874	$206,874
Accounts payable	95,667	72,985
Accounts payable due to related party	48,083	50,691
Accrued liabilities	60,140	17,926
Unearned revenue	-	1,650

Total current liabilities	410,764	350,126

TOTAL LIABILITIES	410,764	350,126

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.01 par value; authorized 100,000 shares;
100 shares issued and outstanding, at March 31, 2014 and 2013, respectively	1	1
Additional paid-in capital	922,499	922,499
Retained Earnings (Deficit)	(268,485)	(268,396)

Total stockholders' equity	654,015	654,104

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,064,779	$1,004,230

The accompanying notes are an integral part of these unaudited financial statements.

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	3/31/2014	3/31/2013

Revenues	$229,350	$475,506

Cost of good sold	139,239	98,490

Gross profit	90,112	377,016

General and administrative expense	89,699	52,951

Income (loss) from operations	412	324,065

Other income (expense)
Interest income	-	10
Interest expense	(501)	-

Total other income (expense)	(501)	10

NET INCOME (LOSS)	$(89)	$324,075

Weighted average number of common shares outstanding - basic and diluted	100	100

Basic and diluted net income (loss) per share	$(0.89)	$3,241

The accompanying notes are an integral part of these unaudited financial statements.

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENT OF STOCKHOLDER EQUITY (UNAUDITED)

			ADDITIONAL		TOTAL
	COMMON STOCK		PAID-IN	RETAINED	STOCKHOLDERS'
Description	SHARES	AMOUNT	CAPITAL	EARNINGS	EQUITY
BALANCE, DECEMBER 31, 2013	100	$1	$922,499	$(268,396)	$654,104

Net loss				(89)	(89)

BALANCE, MARCH 31, 2014	100	$1	$922,499	$(268,485)	$654,015

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three Months Ended March 31,	3/31/2014	3/31/2013
OPERATING ACTIVITIES:
Net (loss) income	$(89)	$324,075
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	270	479
Changes in current assets and liabilities:
Accounts receivable	(126,965)	(213,056)
Inventory	10,189	(172,732)
Prepaid expenses and other	(440)	31,500
Accounts payable	22,682	95,707
Due from related party	(2,608)	(6,964)
Accrued expense	42,214	(12,761)
Deferred revenue	(1,650)	(50,000)

Net cash provided by (used in) operating activities	(56,397)	(3,752)

INVESTING ACTIVITIES:
	-	-

Net cash provided by investing activities	-	-

FINANCING ACTIVITIES:

Proceeds from loans from shareholders		103,506
Shareholder loan repayment	-	(103,506)

Net cash provided by financing activities	-	-

NET (DECREASE) INCREASE IN CASH	(56,397)	(3,752)

CASH, beginning of period	109,826	162,297

CASH, end of period	$53,429	$158,545

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the quarters ended March 31:
Interest	$501	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Ligher Than Air Systems Corp.
Notes to Unaudited Financial Statements

For the Period Ended March 31, 2014

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading.  The financial statements as of December 31, 2013 have been audited by an independent registered public accounting firm. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s 10K for the calendar year ended December 31, 2013 and in our Current Report on Form 8K filed with the SEC on August 13, 2014, as well as our Quarterly Report for the quarter ended June 30, 2014 filed August 14, 2014.